UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 12, 2019

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1088 Sansome Street
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock	PEGI	Nasdaq Global Select Market
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 12, 2019. A total of 83,603,444 shares of the Company’s Class A common stock (the “Common Stock”), representing approximately 85.09% of such shares outstanding and eligible to vote, were represented in person or by valid proxies at the Annual Meeting, constituting a quorum.
The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:
Proposal 1: The following seven nominee directors were elected to serve until the 2020 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Alan R. Batkin	61,570,099	1,322,489	125,548	20,585,308
The Lord Browne of Madingley	62,156,875	726,523	134,738	20,585,308
Michael M. Garland	62,629,545	267,147	121,444	20,585,308
Richard A. Goodman	62,600,884	289,937	127,315	20,585,308
Douglas G. Hall	62,620,850	275,598	121,688	20,585,308
Patricia M. Newson	62,714,870	197,850	105,416	20,585,308
Mona K. Sutphen	62,669,974	234,394	113,768	20,585,308
Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
83,048,333	298,317	256,794	—
Proposal 3: Stockholders of the Company, on an advisory and non-binding basis, voted to approve the compensation of the named executive officers as disclosed in the 2019 proxy statement. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
60,698,570	1,860,876	458,690	20,585,308

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 13, 2019

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: General Counsel and Secretary